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                                 EXHIBIT 10.38

                              CONSULTING AGREEMENT


                 THIS AGREEMENT, entered into as of April 4, 1997, by and between [Executive Officer] (the "Executive") and AirTouch Communications, Inc., a Delaware corporation (referred to herein as the "Corporation"),

                              W I T N E S S E T H

         Whereas the Executive has elected to retire as an employee of the Corporation effective April 4, 1997 and will cease to be an officer of the Corporation as of that date; and

         Whereas the Board of Directors of the Corporation wishes to recognize the Executive's years of dedicated leadership and service to the Corporation; and

         Whereas the Corporation and the Executive wish to enter an agreement describing their obligations to each other and the scope of the Executive's services to the Corporation as an independent contractor and consultant to the Corporation after his retirement:

         N o w, T h e r e f o r e, in consideration of the mutual covenants herein contained, the parties agree as follows:

1.       Term of Agreement.

         This Agreement shall continue in effect for a five-year period from the Executive's retirement date or until all of the obligations of the parties hereunder have been satisfied, unless the Agreement is sooner terminated by mutual written agreement of the Executive and the Corporation. In the event of the Executive's death during the term of this Agreement, the obligations of the parties hereunder shall cease but the rights of the Executive's beneficiaries, heirs or estate under any stock incentive agreements shall continue in accordance with the terms of those agreements.

2.       Payments.

         2.1 Cash Compensation. In consideration of the Executive's covenants under Section 5 and his agreement to provide the consulting services described in Section 3, the Corporation agrees that it shall pay the Executive cash compensation at an annual rate of $518,000, with payments to be made monthly in accordance with the Corporation's usual procedures. Such compensation shall be paid for a period beginning as of the Executive's retirement date and ending on the five-year anniversary of the Executive's retirement date.

         2.2     Stock Incentives.

                 (a) Stock Awards Granted On or Prior to April 4, 1994. The Corporation and the Executive agree that all of his rights in any stock incentives granted under the AirTouch Communications, Inc. 1993 Long-Term Stock Incentive Plan (the "Plan") on or prior to April 4, 1994, shall continue in effect in accordance with the terms of the Plan and relevant
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agreements and shall not be affected by this Agreement, except that in the event that the Executive takes any action contrary to the covenants set forth in Subsections 5.1, 5.2 and 5.3 of this Agreement, any portion of any incentive award granted on or prior to April 4, 1994, that remains unvested as of the date when the Executive first takes such action shall be forfeited.

                 (b) Stock Awards Granted After April 4, 1994. Except as specifically provided in this Agreement, the Executive agrees that, notwithstanding the terms of any stock incentive agreement, all of his rights in any stock incentives granted after April 4, 1994, under the Plan shall cease effective as of his retirement except that the grant of 73,110 of the so-called "premium-priced" options granted on November 16, 1995, shall continue in force as if the Executive had continued in his employment with the Corporation until April 4, 2002.

3.       Consulting Services.

         3.1 Duration and Scope. During the five-year period beginning with the Executive's retirement date, the Executive shall serve as a consultant to the Corporation (including its subsidiaries, affiliates and joint venture partners). If the Corporation terminates the Executive's services as a consultant prior to the expiration of the term of this Agreement, such termination shall be a breach of this Agreement and shall entitle the Executive to an immediate cash payment equal to all of the cash compensation to be paid to the Executive under Section 2.1 for the remainder of the term of this Agreement.

         3.2 Directions. As a consultant, the Executive shall provide such advice and counsel to the Corporation as reasonably requested by the Chairman and Chief Executive Officer of this Corporation. That assistance could include advice, counsel, history or coaching and may be provided in verbal or written form as necessary. Upon reasonable notice, the Executive shall hold himself available to the Corporation's Chairman and Chief Executive Officer, and shall travel at the request of the Corporation's Chairman and Chief Executive Officer. The Executive shall accept any reasonable directions issued by the Corporation, through the Chairman and Chief Executive Officer, pertaining to the goals to be attained and the results to be achieved by him, but he shall be responsible for the manner and working hours in which he will perform his services under this Agreement.

         3.3 Compliance With Laws. The Executive shall comply at his expense with all applicable provisions of workers' compensation laws, unemployment compensation laws, federal social security law, the Fair Labor Standards Act, federal, state and local income tax laws, and all other applicable federal, state and local laws, regulations and codes relating to terms and conditions of employment required to be fulfilled by employers or independent contractors.

         3.4 Status. As a consultant to the Corporation, the Executive shall act as an independent contractor. Thus, the Executive shall not have the status of an employee of the Corporation. Except as otherwise provided in this Agreement, the Executive shall not be eligible to participate in any employee benefit, group insurance or executive compensation plans or programs maintained by the Corporation; provided, however, that any rights of the Executive under such plans or programs arising from his prior status as an employee and officer of the Corporation or his status as a consultant shall not be affected by this Agreement. The Corporation shall not provide Social Security, unemployment compensation, disability

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insurance, workers' compensation or similar coverage, nor any other statutory employment benefit, to the Executive.

         3.5 Reimbursement of Reasonable Expenses. The Corporation agrees to reimburse the Executive under guidelines similar to those applicable to Officers of the Corporation for reasonable expenses incurred by the Executive for the performance of consulting services and related travel, described in this Section 3, upon presentment of appropriate documentation of such expenses to the Corporation.

4.       Change in Control.

         4.1 Accelerated Vesting in Incentive Awards in Case of a Change in Control of the Corporation. If, during the term of this Agreement, a Change in Control (as defined in the AirTouch Communications, Inc. 1993 Long-Term Stock Incentive Plan) occurs with respect to the Corporation, then each of the incentive awards heretofore or hereafter granted to the Employee by the Corporation under the terms of the AirTouch Communications, Inc. 1993 Long-Term Stock Incentive Plan shall become fully vested, fully exercisable or fully payable, as the case may be, any contrary provisions of such awards or the applicable plan notwithstanding.

         4.2 Accelerated Payment of Cash Compensation in Case of a Change in Control of the Corporation. If, during the term of this Agreement, a Change in Control (as defined in the AirTouch Communications, Inc. 1993 Long-Term Stock Incentive Plan) occurs with respect to the Corporation, then all of the cash compensation to be paid under Section 2.1 shall be fully vested and the Corporation shall pay such compensation to the Executive in a cash lump sum on the same day that such Change in Control occurs. Such accelerated payment of cash compensation shall not, in itself, accelerate the term of this Agreement. If the accounting firm retained by the Corporation determines that any payment of cash compensation under this Agreement would be subject to the excise tax imposed by section 4999 of the Code, then the Executive shall be entitled to receive an additional payment (a "Gross-Up Payment") from the Corporation in an amount such that, after payment by the Executive of any such excise tax imposed upon the Gross-Up Payment, the Executive retains an amount of the Gross-Up Payment equal to the excise tax imposed upon such cash compensation and the Gross-Up Payment. Any Gross-Up Payment shall be made as soon as reasonably practicable after the accounting firm completes its determination.

5.       Protection of the Corporation's Interests.

         5.1 Protection of Trade Secrets. For the term of this Agreement, the Executive shall not, without the prior written consent of the Corporation, disclose or use for any purpose (except in the course of his consulting services with the Corporation and in furtherance of the Corporation's business) confidential information or proprietary data of the Corporation, its subsidiaries, affiliates and joint venture partners, except as required by applicable law or legal process. The Executive agrees to deliver to the Corporation at the termination of this Agreement, or at such other time as the Corporation may request, all memoranda, notes, plans, records, reports and other documents (and copies thereof) relating to the business of the Corporation, its subsidiaries, affiliates and joint venture partners, that the Executive may then possess or have under his control.


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         5.2     Covenant Not To Compete.  During the term of this Agreement, the Executive shall not, directly or indirectly:

                 (a) Engage in any business or activity in which the Corporation or any subsidiary, affiliate or joint venture partner of the Corporation is engaged; nor

                 (b) Be employed by, render services of any kind to, advise or receive compensation in any form from, nor invest or participate in any manner or capacity in, any entity or person that directly or indirectly engages in such business or activity.

This Subsection 5.2 shall not preclude investments in a corporation whose stock is traded on a public market and of which the Executive owns less than a significant interest.

         5.3 Covenant Not To Recruit Employees. During the term of this Agreement, the Executive shall not, directly or indirectly:

                 (a) Attempt to cause any employee of the Corporation or any subsidiary, affiliate or joint venture partner to leave his or her employment; nor

                 (b) Knowingly advise or provide information to any person in connection with an attempt by such person to cause any employee of the Corporation or any subsidiary, affiliate or joint venture partner to leave his or her employment.

         5.4 Modification by Court. If any of the covenants set forth in Subsections 5.1, 5.2 and 5.3 above is determined to be unenforceable because of the duration of such covenants or the area covered thereby, then the court or arbitrator making the determination shall have the power to reduce the duration of such covenants and/or the area covered thereby, and such covenants, in their reduced form, shall be enforceable.

         5.5 Different Jurisdictions. If any of the covenants set forth in Subsections 5.1, 5.2 and 5.3 above is determined to be wholly unenforceable by the courts or arbitrators of any domestic or foreign jurisdiction, then the determination shall not bar or in any way affect the Corporation's right to relief in the courts or in arbitration proceedings of any other jurisdiction with respect to any breach of such covenants in such other jurisdiction. Such covenants, as they relate to each jurisdiction, shall be severable into independent covenants and shall be governed by the laws of the jurisdiction where a breach occurs.

         5.6 Purpose of Covenants. The Executive and the Corporation agree that the covenants set forth in Subsections 5.1, 5.2 and 5.3 above are reasonable and necessary to protect the confidentiality of the trade secrets and other proprietary information concerning the business of the Corporation and its subsidiaries, affiliates and joint venture partners that was acquired by the Executive as an employee of the Corporation and during the course of his consulting services under this Agreement.

         5.7 Expiration of Stock Incentives and Repayment of Gains. The Executive and the Corporation agree that the principal purpose of entering into this Agreement was to motivate the Executive to contribute to the Corporation's success and to increase the Corporation's value. The Optionee and the Corporation also agree that any breach of the covenants set forth in Subsections 5.1, 5.2 and 5.3 above would be contrary to the purpose of


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this Agreement.  Therefore, in the event that the Executive takes any action contrary to any of the covenants set forth in Subsections 5.1, 5.2 and 5.3 above, any portion of any incentive award described in Subsection 2.2(b) that remains outstanding as of the date when the Executive first takes such action shall no longer be exercisable and shall expire (any contrary provision of this Agreement notwithstanding). In the event that the Executive has exercised any portion of such incentive awards at any time on or after the effective date of this Agreement (regardless of whether such exercise was effected before or after his taking such action), the Executive shall upon demand pay to the Corporation an amount equal to the difference between:

                 (a) The fair market value of the stock (or other assets) acquired by the Executive upon exercising such portion, determined as of the date of exercise; minus

                 (b)      The exercise price paid by the Executive.

Such amount shall be paid in the form of cash or in the form of shares of the Corporation's common stock with a fair market value (determined as of the payment date) equal to such amount.

         In addition, in the event that the Executive takes any action contrary to any of the covenants set forth in Subsections 5.1, 5.2 and 5.3 above, the Executive shall upon demand pay the Corporation an amount equal to the total amount of all cash compensation paid to the Executive pursuant to this Agreement, whether such cash compensation was paid before or after the time when the Executive takes such contrary action.

         The Corporation, in addition to or in lieu of pursuing any other remedies, may deduct any unpaid amount due under this Subsection 5.7 from any payment, other than pension, benefit or deferred compensation payments that are vested and payable to the Executive.

6.       Miscellaneous Provisions.

         6.1 Waiver. No provisions of this Agreement shall be modified, waived or discharged unless the modification, waiver or discharge is agreed to in writing and signed by the Executive and by the Corporation. No waiver by either party of any breach of, or of compliance with, any condition or provision of this Agreement by the other party shall be considered a waiver of any other condition or provision or of the same condition or provision at another time.

         6.2 Assignment and Successors; The Corporation. The Corporation shall require any successor (whether direct or indirect and whether by purchase, lease, merger, consolidation, liquidation or otherwise) to all or substantially all of the Corporation's business and/or assets, by an agreement in substance and form satisfactory to the Executive, to assume this Agreement and to agree expressly to perform this Agreement in the same manner and to the same extent as the Corporation would be required to perform it in the absence of a succession. The Corporation's failure to obtain such agreement prior to the effectiveness of a succession shall be a breach of this Agreement and shall entitle the Executive to an immediate cash payment equal to all of the cash compensation to be paid to the Executive under Section 2.1 for the remainder of the term of this Agreement. For all purposes under this Agreement, the term "Corporation" shall include any successor to the


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Corporation's business and/or assets that executes and delivers the assumption agreement described in this Subsection 6.2 or that becomes bound by this Agreement by operation of law.

         6.3 Arbitration. Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration in San Francisco, California, in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction. Within 30 days following the conclusion of any arbitration proceeding (notwithstanding any appeal), the Corporation shall pay all reasonable attorneys' fees and related expenses incurred by the Executive in connection with any such arbitration; provided, however, that the Corporation's reimbursement obligation under this sentence shall be limited to $15,000 in the event that the Corporation is the prevailing party in the action and $30,000 if the Executive is the prevailing party in the action. For purposes of the preceding sentence, if there is disagreement concerning who is the prevailing party, then the parties shall request that the arbitrator hearing the dispute determine the point and the parties agree to be bound by the arbitrator's determination.

         6.4     Taxes.   All payments made pursuant to this Agreement shall be
subject to any required withholding of applicable taxes.

         6.5 Whole Agreement. No agreements, representations or understandings (whether oral or written and whether express or implied) which are not expressly set forth in this Agreement have been made or entered into by either party with respect to the subject matter hereof.

         6.6 Choice of Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of California.

         6.7 Severability. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision hereof, which shall remain in full force and effect.


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         6.8     Delivery of Notice.  Notices and all other communications
contemplated by this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or when mailed by certified mail, return receipt requested and postage prepaid. In the case of the Executive, mailed notices shall be addressed to him at the home address which he most recently communicated to the Corporation in writing. In the case of the Corporation, mailed notices shall be addressed to its corporate headquarters, and all notices shall be directed to the attention of its Secretary.

         IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Corporation by its duly authorized officer, as of the day and year first above written.




                                                EXECUTIVE OFFICER


                                                ________________________________



                                                AIRTOUCH COMMUNICATIONS, INC.


                                                By ____________________________


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